EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)

Registration Statement (Form S-8 No. 333-205564) pertaining to the MeadWestvaco Corporation Savings and Employee Stock Ownership Plan for Bargained Hourly Employees, the MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, the MeadWestvaco Corporation Compensation Plan for Non-Employee Directors, the MeadWestvaco Corporation Deferred Income Plan, the MeadWestvaco Corporation 1996 Stock Option Plan, the RockTenn Amended and Restated 2004 Incentive Stock Plan, the RockTenn 2004 Incentive Stock Plan, the RockTenn (SSCC) Equity Incentive Plan  and the RockTenn Supplemental Retirement Savings Plan,

(2)	Registration Statement (Form S-8 No. 333-209343) pertaining to the WestRock Company 2016 Incentive Stock Plan and the WestRock Company Employee Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-218572) pertaining to the Multi Packaging Solutions International Limited 2015 Incentive Award Plan,
(4)	Registration Statement (Form S-8 No. 333-222849) pertaining to the WestRock Company Amended and Restated 2016 Incentive Stock Plan,
(5)	Registration Statement (Form S-3 No. 333-218673) pertaining to the registration of 2,475,000 shares of WestRock Company common stock,
(6)

Registration Statement (From S-8 No. 333-228257) pertaining to the registration of common stock issuable under the MeadWestvaco Corporation 2005 Performance Incentive Plan, as Amended and Restated, the Rock-Tenn Company Amended and Restated 2004 Incentive Stock Plan, the Rock-Tenn Company (SSCC) Equity Incentive Plan, the WestRock Company Amended and Restated 2016 Incentive Stock Plan, the Multi Packaging Solutions International Limited 2015 Incentive Award Plan, the WestRock Company Employee Stock Purchase Plan, the KapStone Paper and Packaging 2016 Incentive Plan, the KapStone Paper and Packaging 2014 Incentive Plan, and the KapStone Paper and Packaging Amended and Restated 2006 Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-211608) pertaining to the KapStone Paper and Packaging 2016 Incentive Plan,
(8)	Registration Statement (Form S-8 No. 333-196330) pertaining to the KapStone Paper and Packaging 2014 Incentive Plan,
(9)	Registration Statement (Form S-8 No. 333-167181) pertaining to the KapStone Paper and Packaging Amended and Restated 2006 Incentive Plan,
(10)	Registration Statement (Form S-8 No. 333-163667) pertaining to the KapStone Paper and Packaging 2009 Employee Stock Purchase Plan,
(11)	Registration Statement (Form S-8 No. 333-141916) pertaining to the KapStone Paper and Packaging 2006 Incentive Plan,
(12)	Registration Statement (Form S-8 No. 333-238517) pertaining to the WestRock Company 401(k) Retirement Savings Plan,
(13)	Registration Statement (Form S-8 No. 333-252597) pertaining to the WestRock Company 2020 Incentive Stock Plan,
(14)	Registration Statement (Form S-4 No. 333-223964) pertaining to the registration of shares,
(15)	Registration Statement (Form S-4 No. 333-229274) pertaining to the registration of notes, and
(16)	Registration Statement (Form S-3 No. 333-231456) pertaining to the registration of WestRock Company securities (and guarantees thereof) and WRKCo Inc. securities (and guarantees thereof);

of our reports dated November 19, 2021, with respect to the consolidated financial statements of WestRock Company and the effectiveness of internal control over financial reporting of WestRock Company included in this Annual Report (Form 10-K) of WestRock Company for the year ended September 30, 2021.

                                                                                       /s/ Ernst & Young LLP

Atlanta, Georgia

November 19, 2021